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                                                                     Exhibit 1.1


                        K. HOVNANIAN ENTERPRISES, INC.

                                   as ISSUER

                         HOVNANIAN ENTERPRISES, INC.

                       and CERTAIN OF ITS SUBSIDIARIES

                                 as GUARANTORS

                                 $150,000,000

                     10.5% Series A Senior Notes due 2007

                              Purchase Agreement

                              September 27, 2000



                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                           SALOMON SMITH BARNEY INC.

                           PNC CAPITAL MARKETS, INC.
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                                 $150,000,000

                        K. Hovnanian Enterprises, Inc.

                     10.5% Series A Senior Notes due 2007

                                Guaranteed by

                         Hovnanian Enterprises, Inc.

                       and certain of its Subsidiaries

                              PURCHASE AGREEMENT
                              ------------------

                                                              September 27, 2000

DONALDSON, LUFKIN& JENRETTE
 SECURITIES CORPORATION
SALOMON SMITH BARNEY INC.
PNC CAPITAL MARKETS, INC.
  c/o Donaldson, Lufkin & Jenrette Securities Corporation
      277 Park Avenue
      New York, New York 10172

Dear Sirs:

      K. Hovnanian Enterprises, Inc., a New Jersey corporation (the "Company"), proposes to issue and sell to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Salomon Smith Barney Inc. and PNC Capital Markets, Inc. (each an "Initial Purchaser" and collectively the "Initial Purchasers") an aggregate of $150 million in principal amount of its 10.5% Series A Senior Notes due 2007 (the "Series A Notes") guaranteed (the " Guarantees") by Hovnanian Enterprises, Inc., a Delaware corporation (" Hovnanian") and the subsidiary guarantors listed on Schedule A hereto (together with Hovnanian, the "Guarantors"). The Series A Notes are to be issued pursuant to the provisions of an Indenture to be dated as of the Closing Date (as amended, the "Indenture") among the Company, the Guarantors and First Union National Bank, as Trustee (the "Trustee"). Capitalized terms used

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but not defined herein shall have the meanings given to such terms in the
Indenture.

     Section 1. Offering Memorandum. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company and the Guarantors have prepared a preliminary offering memorandum, dated September 20, 2000 (the "Preliminary Offering Memorandum") and a final offering memorandum, dated September 27, 2000 (the "Offering Memorandum"), relating to the Series A Notes and the Guarantees.

     Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, the Series A Notes (and all securities issued in exchange therefor, in substitution thereof or upon conversion thereof) shall bear the following legend:

          "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

               (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)(A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI"),

               (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF

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          RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF
          RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

               (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

          AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

     Section 2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the principal amount of Series A Notes set forth opposite the name of such Initial Purchaser on Schedule B hereto at a purchase price equal to 96.475% of the principal amount thereof (the "Purchase Price").

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     Section 3.  Terms of Offering. The Initial Purchasers have advised the
Company that the Initial Purchasers will make offers (the "Exempt Resales") of the Series A Notes purchased hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) persons permitted to purchase the Series A Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Series A Notes to Eligible Purchasers initially at a price equal to 97.6% of the principal amount thereof. Such price may be changed at any time without notice.

     Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date, in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") under the circumstances set forth therein, (i) a registration statement under the Act (the "Exchange Offer Registration Statement") relating to the Company's 10.5% Series B Senior Notes due 2007 (the "Series B Notes"), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the "Exchange Offer") and the Guarantees thereof and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Series A Notes and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. This Agreement, the Indenture, the Notes, the Guarantees and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

     Section 4.  Deliver and Payment.

          (a) Delivery of, and payment of the Purchase Price for, the Series A Notes shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, NY 10017 or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:30 a.m. New York City time, on October 2, 2000 or at such other time on the same date or such other date as shall be agreed upon by the Initial

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     Purchasers and the Company in writing. The time and date of such delivery and the payment for the Series A Notes are herein called the "Closing Date."

          (b) One or more of the Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of the Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes (collectively, the "Global Note"), shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct) in each case with any transfer taxes thereon duly paid by the Company against payment by the Initial Purchasers of the Purchase Price thereof by wire transfer in same day funds to the order of the Company. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

     Section 5. Agreements of the Company and Hovnanian. Company and Hovnanian agree with the Initial Purchasers as follows:

     (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (A) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Series A Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose and (B) of the happening of any event during the period referred to in Section 5(c) below that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein not misleading. The Company and the Guarantors shall use their best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Series A Notes under any state securities or Blue Sky laws, the Company and the Guarantors shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or

                                       5
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supplements thereto, as the Initial Purchasers may reasonably request for the time period specified in Section 5(c). Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in
Section 7 hereof, the Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

     (c) During such period as in the opinion of counsel for the Initial Purchasers an Offering Memorandum is required by law to be delivered in connection with Exempt Resales by the Initial Purchasers, (A) not to make any amendment or supplement to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which the Initial Purchasers shall reasonably object after being so advised and (B) to prepare promptly upon the Initial Purchasers' reasonable request, any amendment or supplement to the Offering Memorandum which may be necessary or advisable in connection with such Exempt Resales.

     (d) If, during the period referred to in Section 5(c) above, any event shall occur or condition shall exist as a result of which, in the opinion of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if, in the opinion of counsel to the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum to comply with any applicable law, forthwith to prepare an appropriate amendment or supplement to such Offering Memorandum so that the statements therein, as so amended or supplemented, will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Offering Memorandum will comply with applicable law, and to furnish to the Initial Purchasers and such other persons as the Initial Purchasers may designate such number of copies thereof as the Initial Purchasers may reasonably request.

     (e) Prior to the sale of all Series A Notes pursuant to Exempt Resales as contemplated hereby, to cooperate with the Initial Purchasers and counsel to the Initial Purchasers in connection with the registration or qualification of the Series A Notes for offer and sale to the Initial Purchasers and pursuant to Exempt Resales under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to continue such registration or qualification in effect so long as required for Exempt Resales and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that neither the Company nor any Guarantor shall be required in connection therewith to qualify as a foreign

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corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction in which it is not now so subject.

     (f) So long as the Notes are outstanding, to furnish to the Initial Purchasers as soon as available copies of all reports or other communications furnished by the Company or any of the Guarantors to its security holders or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company or any of the Guarantors is listed and such other publicly available information concerning the Company, Hovnanian and/or its subsidiaries as the Initial Purchasers may reasonably request.

     (g) So long as any of the Series A Notes remain outstanding and during any period in which the Company and the Guarantors are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to make available to any holder of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder, the information ("Rule 144A Information") required by Rule 144A(d)(4) under the Act.

     (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Guarantors under this Agreement, including: (A) the fees, disbursements and expenses of counsel to the Company and the Guarantors and accountants of the Company and the Guarantors in connection with the sale and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, and all other fees and expenses in connection with the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and all amendments and supplements to any of the foregoing (including financial statements), including the mailing and delivering of copies thereof to the Initial Purchasers and persons designated by them in the quantities specified herein, (B) all costs and expenses related to the transfer and delivery of the Series A Notes to the Initial Purchasers and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, (C) all costs of printing or producing this Agreement, the other Operative Documents and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Series A Notes, (D) all expenses in connection with the registration or qualification of the Series A Notes and the Guarantees for offer and sale under the securities or Blue Sky laws of the several states and all costs of printing or producing any preliminary and

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supplemental Blue Sky memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Initial Purchasers in connection with such registration or qualification and memoranda relating thereto), (E) the cost of printing certificates representing the Series A Notes and the Guarantees, (F) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System -PORTAL ("PORTAL"),
(G) the fees and expenses of the Trustee and the Trustee's counsel in connection with the Indenture, the Notes and the Guarantees, (H) the costs and charges of any transfer agent, registrar and/or depositary (including DTC), (I) any fees charged by rating agencies for the rating of the Notes, (J) all costs and expenses of the Exchange Offer and any Registration Statement, as set forth in the Registration Rights Agreement, and (K) and all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section.

     (i) To use its best efforts to effect the inclusion of the Series A Notes in PORTAL and to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

     (j) To obtain the approval of DTC for "book-entry" transfer of the Notes, and to comply with all of its agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

     (k) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise transfer or dispose of any debt securities of the Company or any Guarantor or any warrants, rights or options to purchase or otherwise acquire debt securities of the Company or any Guarantor substantially similar to the Notes and the Guarantees (other than (A) the Notes and the Guarantees and (B) commercial paper issued in the ordinary course of business), without the prior written consent of DLJ.

     (l) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Series A Notes under the Act.

    (m) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes and the related Guarantees.

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     (n) To cause the Exchange Offer to be made in the appropriate form to permit Series B Notes and guarantees thereof by the Guarantors registered pursuant to the Act to be offered in exchange for the Series A Notes and the Subsidiary Guarantees and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

     (o) To comply with all of its agreements set forth in the Registration Rights Agreement.

     (p) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Series A Notes and the Guarantees.

     SECTION 6. Representations and Warranties of the Company and
Hovnanian. The Company and Hovnanian represent and warrant to each of the Initial Purchasers that:

     (a) The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this Section 6(a) shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

     (b) Each of the Company, Hovnanian and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects,

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financial condition or results of operations of Hovnanian and its subsidiaries, taken as a whole (a "Material Adverse Effect").

     (c) All outstanding shares of capital stock of the Company and Hovnanian have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights.

     (d) All of the outstanding shares of capital stock of each of Hovnanian's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by Hovnanian, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien").

     (e) This Agreement has been duly authorized, executed and delivered by the Company and Hovnanian.

     (f) The Indenture has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been validly executed and delivered by the Company and each of the Guarantors. When the Indenture has been duly executed and delivered by the Company and each of the Guarantors, and, assuming the Indenture is a valid and binding obligation of the Trustee, the Indenture will be a valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA" or "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

     (g) The Series A Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Company. When the Series A Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Series A Notes will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether

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considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. On the Closing Date, the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

     (h) On the Closing Date, the Series B Notes will have been duly authorized by the Company. When the Series B Notes are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Series B Notes will be entitled to the benefits of the Indenture and will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (i) The Guarantee to be endorsed on the Series A Notes by each Guarantor has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor. When the Series A Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. On the Closing Date, the Guarantees to be endorsed on the Series A Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

     (j) The Guarantee to be endorsed on the Series B Notes by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting

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creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. When the Series B Notes are issued, authenticated and delivered, the Guarantees to be endorsed on the Series B Notes will conform as to legal matters to the description thereof contained in the Offering Memorandum.

     (k) The Registration Rights Agreement has been duly authorized by the Company and each of the Guarantors and, on the Closing Date, will have been duly executed and delivered by the Company and each of the Guarantors. When the Registration Rights Agreement has been duly executed and delivered, the Registration Rights Agreement will be a valid and binding agreement of the Company and each of the Guarantors, enforceable against the Company and each Guarantor in accordance with its terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. On the Closing Date, the Registration Rights Agreement will conform as to legal matters to the description thereof in the Offering Memorandum.

     (l) Neither the Company, Hovnanian nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, Hovnanian and its subsidiaries, taken as a whole, to which the Company, Hovnanian or any of its subsidiaries is a party or by which the Company, Hovnanian or any of its subsidiaries or their respective property is bound.

    (m) The execution, delivery and performance of this Agreement and the other Operative Documents by the Company and each of the Guarantors, as applicable, compliance by the Company and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such consents as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any Guarantor or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company or Hovnanian and its subsidiaries, taken as a whole, to which the Company or the Guarantors is a party or by which the Company or the Guarantors or their respective property is bound, (C) violate or conflict with any applicable law or any rule, regulation,

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judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, Hovnanian or any of its subsidiaries or their respective property, (D) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Company, Hovnanian or any of its subsidiaries is a party or by which the Company, Hovnanian or any of its subsidiaries or their respective property is bound, or (E) result in the termination, suspension or revocation of any Authorization (as defined below) of the Company, Hovnanian or any of its subsidiaries or result in any other impairment of the rights of the holder of any such Authorization; except where the failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction or to have any such Authorization would not, singly or in the aggregate have a Material Adverse Effect;

     (n) The execution, delivery and performance of the Merger Agreement by the Company and Hovnanian, compliance by the Company and Hovnanian with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) to the knowledge of the Company or Hovnanian, require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such consents (i) listed in the Merger Agreement and (ii) as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or bylaws of the Company or Hovnanian or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company or Hovnanian and its subsidiaries, taken as a whole, to which the Company or Hovnanian is a party or by which the Company or Hovnanian or their respective property is bound, ir (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, Hovnanian or any of its subsidiaries or their respective property;

     (o) There are no legal or governmental proceedings pending or threatened to which the Company, Hovnanian or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect.

     (p) Except as disclosed in the Offering Memorandum, neither the Company, Hovnanian nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

     (q) Except as disclosed in the Offering Memorandum, each of the Company, Hovnanian and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each such Authorization is valid and in full force and effect and each of the Company, Hovnanian and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

     (r) The accountants, Ernst & Young LLP and Deloitte & Touche, that have certified the financial statements and supporting schedules included in the Preliminary Offering Memorandum and the Offering Memorandum are independent public accountants with respect to the Company and the Guarantors and Washington Homes, Inc., as applicable, as required by the Act and the Exchange Act.

     (s) The historical financial statements, together with related schedules and notes forming part of the Offering Memorandum (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of Hovnanian and its subsidiaries and Washington Homes, Inc. and its subsidiaries, on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Offering Memorandum (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of Hovnanian and Washington Homes, Inc., as applicable.

     (t) The pro forma financial statements included in the Preliminary
Offering Memorandum and the Offering Memorandum have been prepared on a basis consistent with the historical financial statements of Hovnanian and its subsidiaries and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Preliminary Offering Memorandum and the Offering Memorandum. The other pro forma financial and statistical information and data included in the Offering Memorandum are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

     (u) The Company and Hovnanian are not and, after giving effect to the offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Memorandum, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

     (v) There are no contracts, agreements or understandings between the Company or Hovnanian and any person granting such person the right to require the Company or Hovnanian to file a registration statement under the Act with respect to any securities of the Company or Hovnanian or to require the Company or Hovnanian to include such securities with the Notes and Guarantees registered pursuant to any Registration Statement.

     (w) Neither the Company, Hovnanian nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R.
Part 224) of the Board of Governors of the Federal Reserve System.

     (x) No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act has indicated to the Company or Hovnanian that it is considering (1) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (2) any change in the outlook for any rating of the Company, any Guarantor or any securities of the Company or Hovnanian;

     (y) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company, Hovnanian and its subsidiaries, taken as a whole, (B) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company, Hovnanian or any of its subsidiaries and (C) neither the Company, Hovnanian nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent.

     (z) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

     (aa) When the Series A Notes and the Guarantees are issued and delivered pursuant to this Agreement, neither the Series A Notes nor the Guarantees will be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or Hovnanian that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

     (bb) No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company, Hovnanian or any of their respective representatives (other than the Initial Purchasers, as to whom the Company and Hovnanian make no representation) in connection with the offer and sale of the Series A Notes contemplated hereby, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

     (cc) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

     (dd) None of the Company, Hovnanian nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial
Purchasers, as to whom the Company and Hovnanian make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Series A Notes or the Guarantees.

     (ee) The Company, Hovnanian and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

     (ff) Each of the Company and Hovnanian is a "reporting issuer", as defined in Rule 902 under the Act.

     (gg) The Series A Notes offered and sold by the Company or Hovnanian in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

     (hh) The sale of the Series A Notes by the Company or Hovnanian pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

     (ii) No registration under the Act of the Series A Notes or the Guarantees is required for the sale of the Series A Notes and the Guarantees to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in Section 7 hereof.

     The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     Section 7. Initial Purchasers' Representations and Warranties. Each of the Initial Purchasers, severally and not jointly, represents and warrants to the Company and the Guarantors, and agrees that:

     (a) Such Initial Purchaser is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

     (b) Such Initial Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof or with any present intention of offering or selling any of the Series A Notes in a transaction that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to
(x) QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and (y) in offshore transactions in reliance upon Regulation S under the Act.

     (c) Such Initial Purchaser agrees that no form of general solicitation or general advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of the Series A Notes pursuant hereto, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     (d) Such Initial Purchaser agrees that, in connection with Exempt Resales, such Initial Purchaser will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Each Initial Purchaser further agrees that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) Eligible Purchasers that the Initial Purchaser reasonably believes are QIBs and
(B) Regulation S Purchasers, in each case, that agree that (x) the Series A Notes purchased by them may be resold, pledged or otherwise transferred within the time period referred to under Rule 144(k) (taking into account the provisions of Rule 144(d) under the Act, if applicable) under the Act, as in effect on the date of the transfer of such Series A Notes, only (1) to the Company, Hovnanian or any of its subsidiaries, (2) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A under the Act,
(3) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 of the Act, (4) in a transaction meeting the requirements of Rule 144 under the Act, (5) to an Accredited Institution that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Series A Note (the form of which is substantially the same as Annex A to the Offering Memorandum) and, if such transfer is in respect of an aggregate principal amount of Series A Notes less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act, (6) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company) or
(7) pursuant to an effective registration statement and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and (y) they will deliver to each person to whom such Series A Notes or an interest therein is transferred a notice substantially to the effect of the foregoing.

     (e) Such Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged or will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes or the Guarantees.

     (f) The Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

     (g) The sale of the Series A Notes offered and sold by such Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

     (h) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as are permitted by and include the statements required by Regulation S.

     (i) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(2) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

          "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

     Such Initial Purchaser acknowledges that the Company and the Guarantors and, for purposes of the opinions to be delivered to each Initial Purchasers pursuant to Section 9 hereof, counsel to the Company and the Guarantors and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and such Initial Purchaser hereby consents to such reliance.

     Section 8. Indemnification. (a) The Company and Hovnanian, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its directors, its officers and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), the Preliminary Offering Memorandum or any Rule 144A Information provided by the Company or Hovnanian to any holder or prospective purchaser of Series A Notes pursuant to Section 5(g) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished in writing to the Company or Hovnanian by such Initial Purchaser through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Offering

Memorandum shall not inure to the benefit of any Initial Purchaser who failed to deliver a Final Offering Memorandum, as then amended or supplemented (so long as the Final Offering Memorandum and any amendment or supplement thereto was provided by the Company or Hovnanian to the several Initial Purchasers in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgements caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Final Offering Memorandum, as so amended or supplemented.

     (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and Hovnanian, and their respective directors and officers and each person, if any, who controls Hovnanian within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and Hovnanian to such Initial Purchaser but only with reference to information relating to such Initial Purchaser furnished in writing to the Company or Hovnanian by such Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.

     (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and 8(b), the Initial Purchasers shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Initial Purchaser). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ, in the case of parties indemnified pursuant to Section 8(a), and by the Company or Hovnanian, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or
(ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

     (d) To the extent the indemnification provided for in this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Hovnanian on the one hand and the Initial Purchasers on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and Hovnanian on the one hand and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and Hovnanian on the one hand and the Initial Purchasers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company and Hovnanian, and the total discounts and commissions received by the Initial Purchasers, bear to the total price to investors of the Series A Notes, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and Hovnanian on the one hand and the Initial Purchasers, on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Hovnanian on the one hand or the Initial Purchasers on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, Hovnanian and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this
Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

     (e) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     Section 9. Conditions of Initial Purchasers Obligations. The several obligations of the Initial Purchasers to purchase the Series A Notes under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company, Hovnanian and its subsidiaries contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or Hovnanian or any securities of the Company or Hovnanian (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or Hovnanian or any securities of the Company or Hovnanian by any such rating organization and
(iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Series A Notes than that on which the Series A Notes were marketed.

     (c) You shall have received on the Closing Date a certificate dated the Closing Date, signed by Ara K. Hovnanian and J. Larry Sorsby, in their capacities as President-Chief Executive Officer and Chief Financial Officer-Treasurer of Hovnanian, confirming the matters set forth in Sections 6(w), 9(a) and 9(b) and that, in all material respects, the Company and Hovnanian have complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company and Hovnanian on or prior to the Closing Date.

     (d) Since the respective dates as of which information is given in the Offering Memorandum other than as set forth in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of Hovnanian and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or Hovnanian and (iii) neither the Company, Hovnanian, nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 9(d)(i), 9(d)(ii) or 9(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum.

     (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Initial Purchasers), dated the Closing Date, of Simpson Thacher & Bartlett, New York, New York, counsel for the Company, to the effect that:

          (i) the Series A Notes have been duly authorized by the Company and assuming due authentication thereof by the Trustee and your payment and delivery in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

          (ii) assuming the guarantee of the Series A Notes has been duly authorized and issued by the Guarantors, when the Series A Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, such guarantee will be valid and binding obligations of such Guarantors except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

          (iii) the Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and, assuming the Indenture is a valid and legally binding obligation of the Trustee, constitutes a valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

          (iv) the Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchasers in the manner contemplated by this Agreement or in connection with the Exempt Resales to qualify the Indenture under the TIA;

          (v) this Agreement has been duly authorized, executed and delivered by the Company and Hovnanian;

          (vi) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and is a valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and as rights to indemnity and contribution thereunder may be limited by applicable law;

          (vii)  the Series B Notes have been duly authorized

          (viii) neither the Company nor Hovnanian is and, after giving effect to the offering and sale of the Series A Notes and the application of the proceeds thereof as described in the Offering Memorandum, will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

          (ix) no registration under the Act of the Series A Notes or the Guarantees is required for the sale of the Series A Notes and the Guarantees to the Initial Purchasers solely in the manner contemplated by this Agreement or for the Exempt Resales assuming that (1) each Initial Purchaser is a QIB or a Regulation S Purchaser, (2) the accuracy of, and compliance with, the Initial Purchaser's representations and agreements contained in Section 7 of this Agreement and (3) the accuracy of the representations of the Company and the Guarantors set forth in Sections 6(cc), 6(dd), 6(ee), 6(ff) and 6(gg) of this Agreement;

          (x) the statements under the captions "Description of Notes" in the Offering Memorandum, insofar as such statements purport to constitute a summary of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents;

          (xi) the statements set forth in the Offering memorandum under the caption "Certain United States Federal Income Tax Consequences to Non-U.S. Persons," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described in all material respects;

          (xii) (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum (except for financial statements and other financial data included therein as to which no opinion need be expressed) complied when so filed as to form with the Exchange Act, (B) such counsel has no reason to believe that, as of the date of the Offering Memorandum or as of the Closing Date, the Offering Memorandum, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, Simpson Thacher & Bartlett may rely as to matters involving the application of laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware or the Federal Law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of Peter S. Reinhart, Esq., Senior Vice President and General Counsel for the Company.

     The opinion of described in Section 9(e) above shall be rendered to you at the request of the Company and the Guarantors and shall so state therein. In giving such opinions with respect to the matters covered by Section 9(e)(xii), Simpson Thacher & Bartlett may state that their opinion and belief are based upon their participation in the preparation of the Offering Memorandum and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

     (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel to the Initial Purchasers), dated the Closing Date, of Peter
S. Reinhart, Esq., Senior Vice President and General Counsel for the Company, to the effect of that:

          (i) each of the Company, Hovnanian and the subsidiary guarantors which are material and which are listed on a schedule to such opinion (the "Material Subsidiaries") has been duly incorporated, is validly existing as a corporation or a limited liability company in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties;

          (ii) each of the Company, Hovnanian and the Material Subsidiaries is duly qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing 27 of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

          (iii) all the outstanding shares of capital stock of the Company, Hovnanian and the Material Subsidiaries have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

          (iv) the guarantee of the Series A Notes has been duly authorized by each of the Guarantors and, when the Series A Notes have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, such guarantee will be valid and binding obligations of each such Guarantor except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

          (v) this Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Guarantors;

          (vi) neither the Company, Hovnanian nor any of the Material Subsidiaries is in violation of its respective charter or by-laws and, to the best of such counsel's knowledge after due inquiry, neither the Company,

     Hovnanian nor any of the Material Subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company, Hovnanian and its subsidiaries, taken as a whole, to which the Company, Hovnanian and its subsidiaries is a party or by which the Company, Hovnanian or its subsidiaries or their respective property is bound;

          (vii) the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Series A Notes by the Company, the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the guarantee of the Series A Notes by the Guarantors, the execution, delivery and performance of the Merger Agreement by Hovnanian, the compliance by the Company and the Guarantors with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except (i) those listed in the Merger Agreement and (ii) such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company, Hovnanian or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company or Hovnanian and its subsidiaries, taken as a whole, to which the Company, Hovnanian and its subsidiaries is a party or by which the Company, Hovnanian or its subsidiaries or their respective property is bound, (C) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, Hovnanian, any of its subsidiaries or their respective property, (D) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company, Hovnanian or any of its subsidiaries is a party or by which the Company, Hovnanian or any of its subsidiaries or their respective property is bound or (E) result in the suspension, termination or revocation of any Authorization of the Company, Hovnanian or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization; except where the failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction or to have any such Authorization would not, singly or in the aggregate, have a Material Adverse Effect;

          (viii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company, Hovnanian or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject, which might result, singly or in the aggregate, in a Material Adverse Effect;

          (ix) neither the Company, Hovnanian nor any of its subsidiaries has violated any Environmental Law, any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect;

          (x) each of the Company, Hovnanian and its subsidiaries has such Authorizations of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license 29 and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of Hovnanian and its subsidiaries, taken as a whole; each such Authorization is valid and in full force and effect and each of the Company, Hovnanian and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect;

          (xi) to the best of such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company or Hovnanian and any person granting such person the right to require the Company or Hovnanian to file a registration statement under the Act with respect to any securities of the Company or Hovnanian or to require the Company or Hovnanian to include such securities with the

     Series A Notes and Guarantees registered pursuant to any Registration Statement; and

         (xii) (A) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Offering Memorandum (except for financial statements and other financial data included therein as to which no opinion need be expressed) complied when so filed as to form with the Exchange Act,
     (B) such counsel has no reason to believe that, as of the date of the Offering Memorandum or as of the Closing Date, the Offering Memorandum, as amended or supplemented, if applicable (except for the financial statements and other financial data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely as to matters involving the application of laws of any jurisdiction other than the State of New Jersey, to 30 the extent they deem proper and specified in such opinion, upon the opinion of Simpson Thacher & Bartlett, Counsel for the Company.

     (g) You shall have received on the Closing Date an opinion, dated the Closing Date, of Davis Polk & Wardwell, New York, New York, counsel for the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers.

     (h) The Initial Purchasers shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young LLP and Deloitte & Touche LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in or incorporated by reference into the Offering Memorandum.

     (i) The Series A Notes shall have been rated "BB- " by Standard & Poor's Corporation and "Ba3" by Moody's Investors Service, Inc

     (j) The Series A Notes shall have been approved by the NASD for trading and duly listed in PORTAL.

     (k) Each Initial Purchaser shall have received a counterpart, conformed as executed, of the Indenture which shall have been entered into by the Company, the Guarantors and the Trustee..

     (l) The Company and the Guarantors shall have executed the Registration Rights Agreement and each Initial Purchaser shall have received an original copy thereof, duly executed by the Company and the Guarantors.

    (m) Neither the Company nor Hovnanian shall have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company and Hovnanian on or prior to the Closing Date.

     SECTION 10. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

     This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Company and Hovnanian if any of the following has occurred: (i) any outbreak or escalation of hostilities or other 31 national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in the Initial Purchasers' judgment, makes it impracticable to market the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation or prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company or Hovnanian on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of Hovnanian and its subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Schedule B bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers, the Company and Hovnanian for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser, the Company and Hovnanian. In any such case which does not result in termination of this Agreement, either you, the Company or Hovnanian shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

     SECTION 11. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company or Hovnanian, to
K. Hovnanian Enterprises, Inc., 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701 and (ii) if to the Initial Purchaser, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, Hovnanian and the several Initial Purchasers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the officers or directors of any Initial Purchaser, any person controlling any Initial Purchaser, the Company or Hovnanian, the officers or directors of the Company or Hovnanian or any person controlling the Company or Hovnanian, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

     If for any reason the Series A Notes are not delivered by or on behalf of the Company as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Company and Hovnanian, jointly and severally, agree to reimburse the several Initial Purchasers for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company and Hovnanian, jointly and severally, shall be liable for all expenses which they have agreed to pay pursuant to Section 5(h) hereof. The Company and Hovnanian, jointly and severally, also agree to reimburse the several Initial Purchasers, their directors and officers and any persons controlling any of the Initial Purchasers for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, their rights under Section 8 hereof).

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, Hovnanian, the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, the Company's and Hovnanian's directors and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from any of the several Initial Purchasers merely because of such purchase.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company, Hovnanian and the several Initial Purchasers.


                                   Very truly yours,

                                   K. HOVNANIAN ENTERPRISES, INC.

                                   ____________________________________
                                   By: J. Larry Sorsby
                                   Title:


                                   HOVNANIAN ENTERPRISES, INC.

                                   As Guarantor

                                   ____________________________________
                                   By: J. Larry Sorsby
                                   Title:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

Acting severally on behalf of
  themselves and the several
  Initial Purchasers named in
  Schedule B hereto

By: DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION

__________________________________
By:
Title:

SALOMON SMITH BARNEY INC.

_________________________
By:
Title:

PNC CAPITAL MARKETS, INC.

_________________________
By:
Title:

                                  SCHEDULE A
                                  ----------

                                  GUARANTORS

HOVNANIAN ENTERPRISES, INC.
K. HOVNANIAN AT HOPEWELL ILL, INC.
RECREATIONAL DEVELOPMENT CORP., INC.
PINE BROOK COMPANY, INC.
K. HOVNANIAN AT BEDMINSTER, INC.
K. HOVNANIAN AT THE BLUFF, INC.
K. HOVNANIAN AT ATLANTIC CITY, INC.
HOVNANIAN PROPERTIES OF ATLANTIC COUNTY, INC.
MONTEGO BAY I ACQUISITION CORP., INC.
PIKE UTILITIES, INC.
ARROW PROPERTIES, INC.
K. HOVNANIAN REAL ESTATE INVESTMENT, INC.
HOVNANIAN TEXAS, INC.
LANDARAMA, INC.
TROPICAL SERVICE BUILDERS, INC.
HOVNANIAN PENNSYLVANIA, INC.
K. HOVNANIAN PROPERTIES OF NORTH BRUNSWICK V, INC.
K. HOVNANIAN DEVELOPMENTS OF TEXAS, INC.
THE MATZEL & MUMFORD ORGANIZATION, INC.
M & M INVESTMENTS, L.P.
MATZEL & MUMFORD OF DELAWARE, INC.
PARK VILLAGE REALTY, INC.
GOODMAN FAMILY OF BUILDERS, L.P.
REFLECTIONS OF YOU INTERIORS, INC.
HEXTER FAIR LAND TITLE COMPANY I, INC.
K. HOVNANIAN AT MAHWAH VIII, INC.
K. HOVNANIAN AT WALL TOWNSHIP IV, INC.
K. HOVNANIAN AT MONTVILLE, INC.
HOVNANIAN OF PALM BEACH, INC.
K. HOVNANIAN COMPANIES OF FLORIDA, INC.
K. HOVNANIAN AT FREEHOLD TOWNSHIP, INC.
HOVNANIAN PROPERTIES OF LAKE WORTH, INC.
K. HOVNANIAN COMPANIES OF PENNSYLVANIA, INC.
K. HOVNANIAN PROPERTIES OF HAMILTON, INC.
K. HOVNANIAN AT SCOTCH PLAINS, INC.
K. HOVNANIAN AT WAYNE IV, INC.
HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.
MONTEGO BAY II ACQUISITION CORP., INC.

HOVNANIAN OF PALM BEACH VII, INC.
K. HOVNANIAN AT WALL TOWNSHIP II, INC.
K. HOVNANIAN ENTERPRISES, INC.
HOVNANIAN OF PALM BEACH IX, INC.
HOVNANIAN AT TARPON LAKES I, INC.
K. HOVNANIAN COMPANIES NORTHEAST, INC.
KINGS GRANT EVESHAM CORP.
K. HOVNANIAN AT MANALAPAN, INC.
K. HOVNANIAN AT WALL TOWNSHIP, INC.
K. HOVNANIAN AT EAST BRUNSWICK VII, INC.
K. HOVNANIAN COMPANIES OF CENTRAL JERSEY, INC.
K. HOVNANIAN OF PALM BEACH XI, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK II, INC.
K. HOVNANIAN AT LAWRENCE SQUARE, INC.
K. HOVNANIAN AT TARPON LAKES III, INC.
K. HOVNANIAN AT HORIZON HEIGHTS, INC.
K. HOVNANIAN AT RESERVOIR RIDGE, INC. K.
K. HOVNANIAN AT JERSEY CITY I, INC.
K. HOVNANIAN INVESTMENT PROPERTIES OF NEW JERSEY, INC.
K. HOVNANIAN AT FT. MYERS I, INC.
K. HOVNANIAN AT HOWELL TOWNSHIP II, INC.
K. HOVNANIAN AT KLOCKNER FARMS, INC.
K. HOVNANIAN AT JENSEN BEACH, INC.
MOLLY PITCHER CONSTRUCTION CO., INC.
K. HOVNANIAN AT MAHWAH VII, INC.
K. HOVNANIAN AT WAYNE III, INC.
K. HOVNANIAN PROPERTIES OF EAST BRUNSWICK II, INC.
K. HOVNANIAN AT KINGS GRANT I, INC.
THE NEW FORTIS CORPORATION
K. HOVNANIAN AT CLARKSTOWN, INC.
K. HOVNANIAN COMPANIES OF NEW YORK, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW YORK, INC.
DRYER ASSOCIATES, INC.
K. HOVNANIAN AT PASCO I, INC.
K. HOVNANIAN AT LAKEWOOD, INC.
K. HOVNANIAN AT MARTIN DOWNS II, INC.
K. HOVNANIAN AVIATION, INC.
K. HOVNANIAN INVESTMENT PROPERTIES, INC.
K. HOVNANIAN AT FT. MYERS II, INC.
K. HOVNANIAN AT BERNARDS II, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK III, INC.
MINERVA GROUP, INC.
K. HOVNANIAN DEVELOPMENTS OF NEW JERSEY, INC.

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K. HOVNANIAN AT BRIDGEWATER V, INC.
K. HOVNANIAN AT NORTH BRUNSWICK II, INC.
K. HOVNANIAN AT WASHINGTONVILLE, INC.
K. HOVNANIAN AT PEEKSKILL, INC.
K. HOVNANIAN AT NEWARK I, INC.
K. HOVNANIAN AT CARMEL, INC.
K. HOVNANIAN AT EAST WINDSOR I, INC.
PARTHENON GROUP, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP II, INC.
K. HOVNANIAN AT SOMERSET III, INC.
R.C.K. COMMUNITY MANAGEMENT CO., INC.
K. HOVNANIAN AT MONTCLAIR, NJ, INC.
K. HOVNANIAN AT EAST BRUNSWICK VI, INC.
K. HOVNANIAN AT HACKETTSTOWN, INC.
K. HOVNANIAN COMPANIES OF NORTH CAROLINA, INC.
K. HOVNANIAN AT MONTVILLE II, INC.
K. HOVNANIAN AT WALL TOWNSHIP VII, INC.
K. HOVNANIAN AT BRIDGEWATER II, INC.
K. HOVNANIAN AT MERRIMACK, INC.
K. HOVNANIAN AT BERNARDS III, INC.
K. HOVNANIAN AT WAYNE V, INC.
K. HOVNANIAN AT PASCO II, INC.
K. HOVNANIAN AT DELRAY BEACH II, INC.
K. HOVNANIAN AT BRANCHBURG I, INC. K.
K. HOVNANIAN AT PLAINSBORO II, INC.
K. HOVNANIAN AT NORTHERN WESTCHESTER, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP, INC.
K. HOVNANIAN AT WEST ORANGE, INC.
EASTERN TITLE AGENCY, INC.
K. HOVNANIAN PROPERTIES OF FRANKLIN, INC.
K. HOVNANIAN AT MAHWAH II, INC.
NEW ENGLAND COMMUNITY MANAGEMENT COMPANY, INC.
K. HOVNANIAN AT HOWELL TOWNSHIP, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK IV, INC.
K. HOVNANIAN AT WALL TOWNSHIP VI, INC.
K. HOVNANIAN PROPERTIES OF PISCATAWAY, INC.
K. HOVNANIAN AT MAHWAH V, INC.
K. HOVNANIAN AT MERRIMACK II, INC.
K. HOVNANIAN AT NEWARK URBAN RENEWAL CORPORATION I
K. HOVNANIAN AT LAWRENCE GROVE, INC.
K. HOVNANIAN AT CEDAR GROVE I, INC.
K. HOVNANIAN AT CEDAR GROVE II, INC. K.
HOVNANIAN AT NORTH BRUNSWICK III, INC.

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K. HOVNANIAN AT JERSEY CITY II, INC.
K. HOVNANIAN AT BURLINGTON, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK V, INC.
K. HOVNANIAN AT HALF MOON BAY, INC.
K. HOVNANIAN AT JACKSONVILLE II, INC.
K. HOVNANIAN AT BRANCHBURG II, INC.
K. HOVNANIAN AT EMBASSY LAKES, INC.
K. HOVNANIAN AT THE RESERVE AT MEDFORD, INC.
K. HOVNANIAN AT BRANCHBURG III, INC.
K. HOVNANIAN AT LOWER SAUCON, INC.
JERSEY CITY DANFORTH CSO, INC.
K. HOVNANIAN AT EAST WINDSOR II, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP III, INC.
K. HOVNANIAN AT NEWARK URBAN RENEWAL CORP. III, INC.
K. HOVNANIAN AT SOMERSET VIII, INC.
K. HOVNANIAN AT READINGTON, INC.
K. HOVNANIAN AT HOPEWELL I, INC.
K. HOVNANIAN AT NEWARK URBAN RENEWAL CORP. IV, INC.
K. HOVNANIAN AT NEWARK URBAN RENEWAL CORP. V, INC.
K. HOVNANIAN AT PLAINSBORO III, INC.
K. HOVNANIAN AT MAHWAH IV, INC.
K. HOVNANIAN AT POMPANO BEACH, INC.
K. HOVNANIAN AT JERSEY CITY III, INC.
K. HOVNANIAN PROPERTIES OF NEWARK URBAN RENEWAL CORPORATION, INC.
K. HOVNANIAN AT NORTH BRUNSWICK IV, INC.
K. HOVNANIAN AT BRIDGEWATER IV, INC.
K. HOVNANIAN AT SOUTH BRUNSWICK, INC.
K. HOVNANIAN AT PERKIOMEN I, INC.
K. HOVNANIAN AT VALLEYBROOK, INC.
K. HOVNANIAN AT OCEAN TOWNSHIP, INC.
K. HOVNANIAN AT PLAINSBORO I, INC.
K. HOVNANIAN REAL ESTATE OF FLORIDA, INC.
WESTERN FINANCIAL SERVICES, INC.
K. HOVNANIAN AT WAYNE, INC.
K. HOVNANIAN PROPERTIES OF RED BANK, INC.
K. HOVNANIAN AT HANOVER, INC.
K. HOVNANIAN AT LAKE CHARLESTON, INC.
NEW K. HOVNANIAN DEVELOPMENTS OF FLORIDA, INC.
K. HOVNANIAN COMPANIES OF METRO WASHINGTON, INC.
K. HOVNANIAN AT MONTGOMERY I, INC. EXC, INC.
K. HOVNANIAN DEVELOPMENTS OF METRO WASHINGTON, INC.
K. HOVNANIAN AT ASHBURN VILLAGE, INC.

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K. HOVNANIAN AT WOODMONT, INC.
K. HOVNANIAN AT FAIRWAY VIEWS, INC.
K. HOVNANIAN AT CAROLINA COUNTRY CLUB I, INC.
K. HOVNANIAN AT CHAPEL TRAIL, INC.
K. HOVNANIAN TREASURE COAST, INC. K.
K. HOVNANIAN AT UPPER MERION, INC.
K. HOVNANIAN AT MAHWAH VI, INC.
K. HOVNANIAN AT MEDFORD I, INC.
K. HOV INTERNATIONAL, INC.
K. HOVNANIAN AT MONTCLAIR, INC.
K. HOVNANIAN AT BULL RUN, INC.
K. HOVNANIAN AT SULLY STATION, INC.
K. HOVNANIAN AT SPRING RIDGE, INC.
K. HOVNANIAN MARINE, INC.
K. HOVNANIAN AT RIVER OAKS, INC.
K. HOVNANIAN AT HOLLY CREST, INC.
K. HOVNANIAN PROPERTIES OF ROUTE 35, INC.
STONEBROOK HOMES, INC.
K. HOVNANIAN AT WINSTON TRAILS, INC.
K. HOVNANIAN AT LAKES OF BOCA RATON, INC.
K. HOVNANIAN AT LAKE CHARLESTON II, INC.
K. HOVNANIAN AT LAKE CHARLESTON III, INC.
K. HOVNANIAN AT BRIDGEWATER VI, INC.
KHIPE, INC.
K. HOVNANIAN AT FAIR LAKES, INC.
K. HOVNANIAN AT CAROLINA COUNTRY CLUB II, INC.
K. HOVNANIAN AT VALLEYBROOK II, INC.
K. HOVNANIAN AT PARK RIDGE, INC.
K. HOVNANIAN AT BELMONT, INC.
K. HOVNANIAN AT WINSTON TRAILS II, INC.
K. HOVNANIAN FAIR LAKES GLEN, INC.
K. HOVNANIAN AT PEMBROKE SHORES, INC.
K. HOVNANIAN AT CAROLINA COUNTRY CLUB III, INC.
GOVERNOR'S ABSTRACT CO., INC.
K. HOVNANIAN AT COCONUT CREEK, INC.
K. HOVNANIAN AT POLO TRACE, INC.
FOUNDERS TITLE AGENCY, INC.
K. HOVNANIAN AT BERNARDS IV, INC.
K. HOVNANIAN AT PERKIOMEN II, INC.
K. HOVNANIAN AT WAYNE II, INC.
K. HOVNANIAN AT UPPER MAKEFIELD I, INC.
K. HOVNANIAN COMPANIES OF CALIFORNIA, INC.
K. HOVNANIAN AT TERRAZA, INC.

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K. HOVNANIAN DEVELOPMENTS OF CALIFORNIA, INC.
KHC ACQUISITION, INC.
K. HOVNANIAN AT STUART ROAD, INC.
K. HOVNANIAN AT HIGHLAND VINEYARDS, INC.
K. HOVNANIAN AT BALLANTRAE, INC.
BALLANTRAE HOME SALES, INC.
K. HOVNANIAN COMPANIES AT WILDROSE, INC.
K. HOVNANIAN AT GREENBROOK, INC.
K. HOVNANIAN AT HUNTER ESTATES, INC.
K. HOVNANIAN AT CARMEL DEL MAR, INC.
K. HOVNANIAN AT VAIL RANCH, INC.
K. HOVNANIAN AT PRINCETON, INC.
K. HOVNANIAN AT RARITAN I, INC.
K. HOVNANIAN AT CALABRIA, INC.
K. HOVNANIAN AT SENECA CROSSING, INC.
K. HOVNANIAN COMPANIES OF MARYLAND, INC.
K. HOVNANIAN DEVELOPMENTS OF MARYLAND, INC.
K. HOVNANIAN AT EXETER HILLS, INC.
K. HOVNANIAN FLORIDA REGION, INC.
K. HOVNANIAN SOUTHEAST FLORIDA, INC.
K. HOVNANIAN AT BERLIN, INC.
K. HOVNANIAN AT EAST BRUNSWICK VI, INC.
K. HOVNANIAN AT BEDMINSTER II, INC.
K. HOVNANIAN AT INVERRARY I, INC.
K. HOVNANIAN AT MAHWAH IX, INC.
K. HOVNANIAN AT NORTHLAKE, INC.
K. HOVNANIAN AT HOPEWELL IV, INC.
K. HOVNANIAN AT LOCUST GROVE I, INC.
K. HOVNANIAN AT CASTILE, INC.
K. HOVNANIAN AT TIERRASANTA, INC.
K. HOVNANIAN AT PRESTON, INC.
K. HOVNANIAN AT BERNARDS III, INC.
K. HOVNANIAN AT WAYNE VI, INC.
K. HOVNANIAN PROPERTIES OF NORTH CENTER DRIVE, INC.
BALLANTRAE DEVELOPMENT CORP.
K. HOVNANIAN AT LA TROVATA, INC.
K. HOVNANIAN AT RANCHO CRISTIANITOS, INC.
K. HOVNANIAN AT TANNERY HILL, INC.
K. HOVNANIAN PROPERTIES OF N.B. THEATRE, INC.
K. HOVNANIAN AT CRYSTAL SPRINGS, INC.
K. HOVNANIAN AT THE CEDARS, INC.
K. HOVNANIAN CONSTRUCTION MANAGEMENT, INC.
K. HOVNANIAN ACQUISITIONS, INC.

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K. HOVNANIAN AT BURLINGTON II, INC.
K. HOVNANIAN AT BURLINGTON III, INC.
K. HOVNANIAN AT BALLANTRAE ESTATES, INC.
K. HOVNANIAN AT SMITHVILLE, INC.
K. HOVNANIAN AT JEFFERSON, INC.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP I, INC.
K. HOVNANIAN AT HERSHEY'S MILL, INC.
K. HOVNANIAN AT DOMINION RIDGE, INC.
K. HOVNANIAN AT PORT IMPERIAL NORTH, INC.
K. HOVNANIAN AT UNION TOWNSHIP I, INC.
K. HOVNANIAN AT EAST BRUNSWICK VIII, INC.
K. HOVNANIAN AT MANALAPAN II, INC.
K. HOVNANIAN AT HOPEWELL V, INC.
K. HOVNANIAN AT HOPEWELL VI, INC.
K. HOVNANIAN AT CAMERON CHASE, INC.
K. HOVNANIAN AT THORNBURY, INC.
K. HOVNANIAN AT WAYNE VII, INC.
K. HOVNANIAN SCOTCH PLAINS II, INC.
K. HOVNANIAN AT MARLBORO TOWNSHIP IV, INC.
K. HOVNANIAN PORT IMPERIAL URBAN RENEWAL, INC.
K. HOVNANIAN AT EAST WHITELAND I, INC.
K. HOVNANIAN AT STONEGATE, INC.
K. HOVNANIAN AT CRESTLINE, INC.
K. HOVNANIAN AT SAN SEVAINE, INC.
K. HOVNANIAN AT SYCAMORE, INC.
K. HOVNANIAN COMPANIES OF SOUTHERN CALIFORNIA, INC.
K. HOVNANIAN AT SMITHVILLE II, INC.
K. HOVNANIAN AT STONY POINT, INC.
K. HOVNANIAN AT STONE CANYON, INC.
K. HOVNANIAN AT TUXEDO, INC.
K. HOVNANIAN AT BRIDGEPORT, INC.
K. HOVNANIAN AT SARATOGA, INC.
K. HOVNANIAN AT CHAPARRAL, INC.
K. HOVNANIAN AT OCEAN WALK, INC.
K. HOVNANIAN AT LOWER SAUGON II, INC.
K. HOVNANIAN AT STONEGATE, INC.
K. HOVNANIAN AT BARRINGTON, INC.
K. HOVNANIAN AT HAMPTON OAKS, INC.
K. HOVNANIAN AT P.C. HOMES, INC.
K. HOVNANIAN AT P.C. PROPERTIES, INC.
K. HOVNANIAN AT SUMMERWOOD, INC.

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K. HOVNANIAN AT THE GLEN
K. HOVNANIAN'S FOUR SEASONS OF THE PALM BEACHES, INC.
K. HOVNANIAN AT WALL TOWNSHIP VIII, INC.
K. HOVNANIAN AT NORTH JERSEY ACQUISITION, L.L.C.
K. HOVNANIAN CENTRAL ACQUISITION, L.L.C.
K. HOVNANIAN SHORE ACQUISITION, L.L.C.
K. HOVNANIAN SOUTH JERSEY ACQUISITION, L.L.C.
K. HOVNANIAN AT MANSFIELD I, L.L.C.
K. HOVNANIAN AT MANSFIELD II, L.L.C.
K. HOVNANIAN NORTH CENTRAL ACQUISITION, L.L.C.
K. HOVNANIAN AT WAYNE VIII, L.L.C.
K. HOVNANIAN AT BERNARDS V, L.L.C.
K. HOVNANIAN AT WANAQUE, L.L.C.
K. HOVNANIAN AT CHESTER I, L.L.C.
K. HOVNANIAN AT WINCHESTER, L.L.C.
K. HOVNANIAN AT MIDDLETOWN, L.L.C.
K. HOVNANIAN'S FOUR SEASONS, L.L.C.
K. HOVNANIAN AT MENIFEE, L.L.C.
K. HOVNANIAN AT NORTH BRUNSWICK VI, L.L.C.
K. HOVNANIAN AT CARMEL VILLAGE, L.L.C.
K. HOVNANIAN AT LAWRENCE, L.L.C.
K. HOVNANIAN AT BLUE HERON PINES, L.L.C.
K. HOVNANIAN AT JACKSON, L.L.C.
K. HOVNANIAN AT ROLAND HEIGHTS, L.L.C.
K. HOVNANIAN AT BERKELEY, L.L.C.
K. HOVNANIAN AT KING FARM, L.L.C.
K. HOVNANIAN AT SOUTH BANK, L.L.C.
K. HOVNANIAN AT PRINCE WILLIAM, L.L.C.
K. HOVNANIAN AT LAKE TERRAPIN, L.L.C.
K. HOVNANIAN AT GUTTENBERG, L.L.C.
K. HOVNANIAN AT KING FARM, L.L.C.
K. HOVNANIAN AT SOUTH BANK, L.L.C.
K. HOVNANIAN AT CLIFTON, L.L.C.
K. HOVNANIAN AT JERSEY CITY IV, L.L.C.
K. HOVNANIAN AT LAFAYETTE ESTATES, L.L.C.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP II, L.L.C.
K. HOVNANIAN AT KINCAID, L.L.C.
K. HOVNANIAN AT LINWOOD, L.L.C.
K. HOVNANIAN AT SOUTH AMBOY, L.L.C.
K. HOVNANIAN AT UPPER FREEHOLD TOWNSHIP III, L.L.C.
K. HOVNANIAN AT BRENBROOKE, L.L.C.

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K. HOVNANIAN AT BLOOMS CROSSING, L.L.C.
K. HOVNANIAN AT SPRING HILL ROAD, L.L.C.
K. HOVNANIAN AT ST. MARGARETS, L.L.C.
K. HOVNANIAN AT PARAMUS, L.L.C.
K. HOVNANIAN AT WILLOW BROOK, L.L.C.
K. HOVNANIAN AT WEST MILFORD, L.L.C.
WHI HOLDING CO., INC.

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

                                  SCHEDULE B
                                  ----------

                                                           Principal Amount
                                                           of Series A Notes
           Initial Purchasers                               to be Purchased
           ------------------                                     ---------

Donaldson, Lufkin & Jenrette Securities Corporation         $ 90,000,000

Salomon Smith Barney Inc.                                   $ 37,500,000

PNC Capital Markets, Inc.                                   $ 22,500,000

                                                            ------------
                                              Total         $150,000,000

                                   EXHIBIT A
                                   ---------

                     Form of Registration Rights Agreement

                                      48